Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces Fourth Quarter and Fiscal 2021

Results of Operations

Highlights

▪	Korn Ferry reports record fee revenue of $555.2 million in Q4 FY’21, an increase of 26% from Q4 FY’20 and a sequential increase of 17% from Q3 FY’21.
▪	Record net income attributable to Korn Ferry and adjusted diluted earnings per share of $66.2 million and $1.21 in Q4 FY’21, respectively.
▪	Operating income and Adjusted EBITDA were both all-time highs in Q4 FY’21 at $86.3 million (operating margin of 15.5%) and $112.8 million (Adjusted EBITDA margin of 20.3%), respectively.
▪	Declared a quarterly dividend of $0.12 per share on June 21, 2021, a 20% increase in the quarterly dividend, which is payable on July 30, 2021 to stockholders of record on July 6, 2021.

Los Angeles, CA, June 22, 2021 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced fourth quarter and annual fee revenue of $555.2 million and $1,810.0 million, respectively.  In addition, fourth quarter diluted earnings per share and adjusted diluted earnings per share were $1.21, both are all-time highs.

“During the fiscal fourth quarter we generated $555 million in fee revenue, an all-time record, up 26% year-over-year. Our profitably was very strong, with earnings per share of $1.21, an all-time high and Adjusted EBITDA margin at 20.3%.” said Gary D. Burnison, CEO, Korn Ferry.

“I am extremely proud of our company and our accomplishments as we navigate through COVID-19. The diversity and relevance of our offerings and our ability to adapt to delivering our consulting services in a virtual world have helped companies achieve their organizational opportunities. Our Korn Ferry colleagues have truly shown their resilience, pivoting to the transformation and new ways of working that will emerge in a post-pandemic world, and I look forward to what the new fiscal year will bring to our firm and our clients.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Fee revenue	$555.2	$440.5	$1,810.0	$1,932.7
Total revenue	$557.4	$449.0	$1,819.9	$1,977.3
Operating income	$86.3	$22.2	$155.8	$176.0
Operating margin	15.5%	5.0%	8.6%	9.1%
Net income (loss) attributable to Korn Ferry	$66.2	$(0.8)	$114.5	$104.9
Basic earnings (loss) per share	$1.22	$(0.02)	$2.11	$1.91
Diluted earnings (loss) per share	$1.21	$(0.02)	$2.09	$1.90

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Adjusted EBITDA	$112.8	$69.6	$286.3	$301.0
Adjusted EBITDA margin	20.3%	15.8%	15.8%	15.6%
Adjusted net income attributable to Korn Ferry	$66.2	$32.7	$137.3	$161.3
Adjusted basic earnings per share	$1.22	$0.60	$2.53	$2.94
Adjusted diluted earnings per share	$1.21	$0.60	$2.51	$2.91

___________

(a)	Numbers may not total due to rounding.
(b)

Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, net restructuring charges and separation costs when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Integration/acquisition costs	$—	$2.8	$0.7	$12.2
Restructuring charges, net	$—	$40.5	$30.7	$58.6
Separation costs	$—	$—	$—	$1.8
Debt refinancing costs	$—	$—	$—	$0.8

Fiscal 2021 Fourth Quarter Results

The Company reported fee revenue in Q4 FY’21 of $555.2 million, an increase of 26% (up 22% on a constant currency basis) compared to Q4 FY’20.  Fee revenue increased in all lines of business. The increase in fee revenue when compared to Q4 FY’20 was primarily due to the Company’s recovery from the coronavirus pandemic (“COVID-19”) which began to impact the Company on a worldwide basis in Q4 FY’20, as well as the increasing relevance of the Company’s solutions in helping businesses solve their organizational and human capital issues in today’s business environment.

Operating margin was 15.5% in Q4 FY’21 compared to 5.0% in the year-ago quarter.  Adjusted EBITDA margin was 20.3%, compared to Adjusted EBITDA margin of 15.8% in the year-ago quarter.  Net income attributable to Korn Ferry was $66.2 million in Q4 FY’21 compared to net loss attributable to Korn Ferry of $0.8 million in Q4 FY’20.

The year-over-year improvement in each of the above measures of profitability was due to the increase in fee revenue discussed above and cost saving actions the Company took in response to the impact of COVID-19 in both Q4 FY’20 and Q1 FY’21, partially offset by an increase in compensation and benefits expense due to the Company recording an accrual to fully reimburse colleagues for pay cuts taken in FY’21 that were not previously reimbursed and an increase in performance related bonus expense due to the revenue growth through the recovery combined with an increase in overall profitability.

Fiscal 2021 Results

The Company reported fee revenue in FY’21 of $1,810.0 million, a decrease of 6% (down 7% on a constant currency basis) compared to FY’20.

Operating income was $155.8 million in FY’21 with an operating margin of 8.6% compared to $176.0 million and 9.1% in FY’20.  The decrease in operating income was primarily due to a decline in fee revenue, associated with the impact of COVID-19, partially offset by decreases in net restructuring charges, integration/acquisition costs and general administrative expenses, the latter of which resulted from the cost saving initiatives that were put in place.

Net income attributable to Korn Ferry was $114.5 million in FY’21 as compared to $104.9 million in FY’20.

Adjusted EBITDA was $286.3 million in FY’21 with Adjusted EBITDA margin of 15.8%, compared to $301.0 million and 15.6%, respectively, in the year-ago period.

Results by Line of Business

Selected Consulting Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Fee revenue	$153.6	$121.0	$515.8	$543.1
Total revenue	$153.8	$123.4	$517.0	$557.3

Ending number of consultants and execution staff (b)	1,565	1,671	1,565	1,671
Hours worked in thousands (c)	428	415	1,565	1,758
Average billed rate (d)	$359	$292	$330	$309

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Adjusted EBITDA	$27.2	$11.1	$81.5	$61.1
Adjusted EBITDA margin	17.7%	9.2%	15.8%	11.2%

 ___________

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating, delivering and executing consulting services.
(c)	The number of hours worked by consultant and execution staff during the period.
(d)	The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)	Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Restructuring charges, net	$—	$13.4	$14.2	$24.5

Fee revenue was $153.6 million in Q4 FY’21 compared to $121.0 million in Q4 FY’20, an increase of $32.6 million or 27% (up 23% on a constant currency basis). The increase in fee revenue was due to the Company recovering from COVID-19, which began to negatively impact the Company on a worldwide basis in Q4 FY’20. The diversity and increasing relevance of our consulting services and our ability to adapt to delivering the services in a virtual world has led to an increase in fee revenue in Q4 FY’21 compared to the year-ago quarter.

Adjusted EBITDA was $27.2 million in Q4 FY’21 with an Adjusted EBITDA margin of 17.7% compared to Adjusted EBITDA of $11.1 million with an associated margin of 9.2%, respectively, in the year-ago quarter. This change resulted from an increase in fee revenue and a decline in general and administrative expenses, which resulted from the cost saving initiatives that were put in place. These changes were offset by an increase in compensation and benefits expense due to the Company recording an accrual to fully reimburse colleagues for pay cuts taken in FY’21 that were not previously reimbursed and an increase in performance related bonus expense due to the revenue growth through the recovery combined with an increase in overall profitability.

Selected Digital Data

(dollars in millions) (a)

Digital leverages an artificial intelligence powered, machine-learning platform to identify the best structures, roles, capabilities, and behaviors needed to drive business forward. This end-to-end platform combines Korn Ferry proprietary data, client data, and external market data to help make better, faster decisions about organizations, leadership, and people.

	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Fee revenue	$80.5	$69.3	$287.3	$292.4
Total revenue	$80.8	$69.9	$287.8	$294.3

Ending number of consultants	295	421	295	421
Subscription & License fee revenue	$23.6	$20.9	$89.9	$73.5

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Adjusted EBITDA	$27.9	$17.0	$86.1	$83.1
Adjusted EBITDA margin	34.7%	24.5%	30.0%	28.4%

___________

(a)	Numbers may not total due to rounding.
(b)	Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Integration/acquisition costs	$—	$1.6	$0.6	$5.9
Restructuring charges, net	$—	$3.4	$2.9	$10.5

Fee revenue was $80.5 million in Q4 FY’21 compared to $69.3 million in Q4 FY’20, an increase of $11.2 million or 16% (up 12% on a constant currency basis).  The increase in fee revenue was due to the Company recovering from COVID-19, which began to negatively impact the Company on a worldwide basis in Q4 FY’20.  As economies around the world recover and companies pivot from in person training to virtual delivery of training courses, the demand for our products and services has now exceeded pre-pandemic levels.

Adjusted EBITDA was $27.9 million in Q4 FY’21 with an Adjusted EBITDA margin of 34.7% compared to $17.0 million and 24.5%, respectively, in the year-ago quarter.  Contributing to the increase were higher fee revenues and decreases in general and administrative expenses, partially offset by an increase in compensation and benefits expense due to the Company recording an accrual to fully reimburse colleagues for pay cuts taken in FY’21 that were not previously reimbursed and an increase in performance related bonus expense due to the revenue growth through the recovery combined with an increase in overall profitability.

Selected Executive Search Data(a)

(dollars in millions) (b)

	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Fee revenue	$200.7	$167.9	$637.0	$732.5
Total revenue	$201.3	$171.2	$639.3	$749.2

Ending number of consultants	524	556	524	556
Average number of consultants	523	569	540	560
Engagements billed	3,794	3,424	8,672	9,722
New engagements (c)	1,712	1,229	5,459	6,064

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Adjusted EBITDA	$49.8	$47.5	$127.8	$181.1
Adjusted EBITDA margin	24.8%	28.3%	20.1%	24.7%

________

(a)

Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

(b)	Numbers may not total due to rounding.
(c)	Represents new engagements opened in the respective period.
(d)	Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Restructuring charges, net	$—	$17.5	$10.4	$17.5
Separation costs	$—	$—	$—	$1.8

Fee revenue was $200.7 million and $167.9 million in Q4 FY’21 and Q4 FY’20, respectively, a year-over-year increase of $32.8 million or 20% (up 16% on a constant currency basis).  The increase in fee revenue was primarily attributable to higher fee revenue in North America where demand for our products and services has now exceeded pre-pandemic levels in conjunction with the worldwide economic recovery.

Adjusted EBITDA was $49.8 million in Q4 FY’21 with an Adjusted EBITDA margin of 24.8% compared to Adjusted EBITDA of $47.5 million and Adjusted EBITDA margin of 28.3%, respectively, in the year-ago quarter.  While Adjusted EBITDA was up slightly, Adjusted EBITDA margin was down 350bps due to the Company recording an accrual to fully reimburse colleagues for pay cuts taken in FY’21 that were not previously reimbursed and an increase in performance related bonus expense due to the revenue growth through the recovery combined with an increase in overall profitability.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Fee revenue	$120.4	$82.4	$369.9	$364.8
Total revenue	$121.5	$84.5	$375.8	$376.6

Engagements billed (b)	1,626	1,206	3,558	3,641
New engagements (c)	883	573	2,971	2,744

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Adjusted EBITDA	$30.0	$12.7	$69.4	$60.2
Adjusted EBITDA margin	24.9%	15.4%	18.8%	16.5%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’21	FY’20	FY’21	FY’20
Restructuring charges, net	$—	$5.7	$3.2	$5.7

Fee revenue was $120.4 million in Q4 FY’21, an increase of $38.0 million or 46% (up 40% on a constant currency basis), compared to the year-ago quarter.  The higher fee revenue was driven by an increase in recruitment process outsourcing (“RPO”) fee revenue of $28.9 million or 58% (51% at constant currency) and an increase in Professional Search of $9.1 million or 28% (23% at constant currency) due to the Company recovering from COVID-19, which began to negatively impact the Company on worldwide basis in Q4 FY’20.

Adjusted EBITDA was $30.0 million in Q4 FY’21 with an Adjusted EBITDA margin of 24.9% in Q4 FY’21 compared to $12.7 million and 15.4%, respectively, in the year-ago quarter.  The increase in Adjusted EBITDA was due to the higher fee revenue discussed above, partially offset by an increase in compensation and benefits expense due to the Company recording an accrual to fully reimburse colleagues for pay cuts taken in FY’21 that were not previously reimbursed and an increase in performance related bonus expense due to the revenue growth through the recovery combined with an increase in overall profitability.

Outlook

Assuming no new major pandemic lockdowns, worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

▪	Q1 FY’22 fee revenue is expected to be in the range of $535 million and $555 million; and
▪	Q1 FY’22 diluted earnings per share is expected to range between $1.04 to $1.14.

Earnings Conference Call Webcast

The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to expected demand for our products and services, the timing and expected benefits of our restructuring plan, the magnitude and duration of the impact of the COVID-19 outbreak on our business, employees, customers and our ability to provide services in affected regions, and the potential opportunities for our business as a result of worldwide changes in how companies conduct business as a result of COVID-19.  Readers are cautioned not to place undue reliance on such statements.  Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to the ultimate magnitude and duration of COVID-19 and any future pandemic or similar outbreaks, and related restrictions and operational requirements that apply to our business and the businesses of our clients, and any related negative impacts on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, technical guidance relating to the Tax Act, treaties, or regulations on our business and our company, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, the phase-out of the London Interbank Offered Rate, the withdrawal of the United Kingdom from the European Union, expansion of social media platforms, seasonality, ability to effect acquisition and integrate acquired businesses and employment liability risk.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•	Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, restructuring charges, separation costs and debt refinancing costs net of income tax effect;
•	Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, restructuring charges, separation costs and debt refinancing costs net of income tax effect;
•

Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;

•

Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, restructuring charges and separations costs, and Consolidated and Executive Search Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Digital business, 2) charges we incurred to restructure the Company as a result of COVID-19 and due to the acquisition of the acquired companies, 3) separation costs and 4) debt refinancing costs. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results.  Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2021	2020	2021	2020
	(unaudited)
Fee revenue	$555,151	$440,469	$1,810,047	$1,932,732
Reimbursed out-of-pocket engagement expenses	2,243	8,507	9,899	44,598
Total revenue	557,394	448,976	1,819,946	1,977,330

Compensation and benefits	380,350	283,519	1,297,880	1,297,994
General and administrative expenses	50,940	59,786	191,776	258,957
Reimbursed expenses	2,243	8,507	9,899	44,598
Cost of services	21,832	19,515	72,030	85,886
Depreciation and amortization	15,777	14,956	61,845	55,311
Restructuring charges, net	-	40,466	30,732	58,559
Total operating expenses	471,142	426,749	1,664,162	1,801,305

Operating income	86,252	22,227	155,784	176,025
Other income (loss), net	10,820	(10,893)	37,194	(2,879)
Interest expense, net	(7,592)	(6,998)	(29,278)	(22,184)
Income before provision for income taxes	89,480	4,336	163,700	150,962
Income tax provision	22,729	4,957	48,138	43,945
Net income (loss)	66,751	(621)	115,562	107,017
Net income attributable to noncontrolling interest	(561)	(181)	(1,108)	(2,071)
Net income (loss) attributable to Korn Ferry	$66,190	$(802)	$114,454	$104,946

Earnings (loss) per common share attributable to Korn Ferry:
Basic	$1.22	$(0.02)	$2.11	$1.91
Diluted	$1.21	$(0.02)	$2.09	$1.90

Weighted-average common shares outstanding:
Basic	52,621	53,534	52,928	54,342
Diluted	53,243	53,534	53,405	54,767

Cash dividends declared per share:	$0.10	$0.10	$0.40	$0.40

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY REPORTING SEGMENT

(dollars in thousands)

(unaudited)

	Three Months Ended April 30,			Year Ended April '30,
	2021	2020	% Change	2021	2020	% Change

Fee revenue:
Consulting	$153,573	$120,992	26.9%	$515,844	$543,095	(5.0%)
Digital	80,499	69,269	16.2%	287,306	292,366	(1.7%)
Executive Search:
North America	130,790	102,196	28.0%	397,275	434,624	(8.6%)
EMEA	41,253	39,662	4.0%	138,954	170,314	(18.4%)
Asia Pacific	23,604	19,737	19.6%	83,306	98,132	(15.1%)
Latin America	5,081	6,260	(18.8%)	17,500	29,400	(40.5%)
Total Executive Search (a)	200,728	167,855	19.6%	637,035	732,470	(13.0%)
RPO and Professional Search	120,351	82,353	46.1%	369,862	364,801	1.4%
Total fee revenue	555,151	440,469	26.0%	1,810,047	1,932,732	(6.3%)
Reimbursed out-of-pocket engagement expenses	2,243	8,507	(73.6%)	9,899	44,598	(77.8%)
Total revenue	$557,394	$448,976	24.1%	$1,819,946	$1,977,330	(8.0%)

(a)

Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	April 30,	April 30,
	2021	2020

ASSETS
Cash and cash equivalents	$850,778	$689,244
Marketable securities	63,667	41,951
Receivables due from clients, net of allowance for doubtful accounts of $29,324 and $23,795 at April 30, 2021 and 2020, respectively	448,733	397,165
Income taxes and other receivables	40,024	38,755
Unearned compensation	53,206	43,117
Prepaid expenses and other assets	30,724	26,851
Total current assets	1,487,132	1,237,083

Marketable securities, non-current	182,692	132,134
Property and equipment, net	131,778	142,728
Operating lease right-of-use assets, net	174,121	195,077
Cash surrender value of company-owned life insurance policies, net of loans	161,295	146,408
Deferred income taxes	73,106	55,479
Goodwill	626,669	613,943
Intangible assets, net	92,949	111,926
Unearned compensation, non-current	102,356	79,510
Investments and other assets	24,428	29,540
Total assets	$3,056,526	$2,743,828

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$44,993	$45,684
Income taxes payable	23,041	21,158
Compensation and benefits payable	394,606	280,911
Operating lease liability, current	47,986	54,851
Other accrued liabilities	239,444	221,603
Total current liabilities	750,070	624,207

Deferred compensation and other retirement plans	346,455	289,136
Operating lease liability, non-current	155,998	180,766
Long-term debt	394,794	394,144
Deferred tax liabilities	3,832	1,056
Other liabilities	36,602	30,828
Total liabilities	1,687,751	1,520,137

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 74,915 and 73,205 shares issued and 54,008 and 54,450 shares outstanding at April 30, 2021 and 2020, respectively	583,260	585,560
Retained earnings	834,949	742,993
Accumulated other comprehensive loss, net	(51,820)	(107,172)
Total Korn Ferry stockholders' equity	1,366,389	1,221,381
Noncontrolling interest	2,386	2,310
Total stockholders' equity	1,368,775	1,223,691
Total liabilities and stockholders' equity	$3,056,526	$2,743,828

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share amounts)

(unaudited)

		Three Months Ended		Year Ended
		April 30,		April 30,
		2021	2020	2021	2020

	Net income (loss) attributable to Korn Ferry	$66,190	$(802)	$114,454	$104,946
	Net income attributable to non-controlling interest	561	181	1,108	2,071
	Net income (loss)	66,751	(621)	115,562	107,017
	Income tax provision	22,729	4,957	48,138	43,945
	Income before provision for income taxes	89,480	4,336	163,700	150,962
	Other (income) loss, net	(10,820)	10,893	(37,194)	2,879
	Interest expense, net	7,592	6,998	29,278	22,184
	Operating income	86,252	22,227	155,784	176,025
	Depreciation and amortization	15,777	14,956	61,845	55,311
	Other income (loss), net	10,820	(10,893)	37,194	(2,879)
	Integration/acquisition costs (1)	-	2,833	737	12,152
	Restructuring charges, net (2)	-	40,466	30,732	58,559
	Separation costs (3)	-	-	-	1,783
	Adjusted EBITDA	$112,849	$69,589	$286,292	$300,951

	Operating margin	15.5%	5.0%	8.6%	9.1%
	Depreciation and amortization	2.8%	3.4%	3.4%	2.8%
	Other income (loss), net	2.0%	(2.4%)	2.1%	(0.1%)
	Integration/acquisition costs (1)	-	0.6%	-	0.7%
	Restructuring charges, net (2)	-	9.2%	1.7%	3.0%
	Separation costs (3)	-	-	-	0.1%
	Adjusted EBITDA margin	20.3%	15.8%	15.8%	15.6%

	Net income (loss) attributable to Korn Ferry	$66,190	$(802)	$114,454	$104,946
	Integration/acquisition costs (1)	-	2,833	737	12,152
	Restructuring charges, net (2)	-	40,466	30,732	58,559
	Separation costs (3)	-	-	-	1,783
	Debt refinancing costs (4)	-	-	-	828
	Tax effect on the adjusted items (5)	-	(9,819)	(8,597)	(16,938)
	Adjusted net income attributable to Korn Ferry	$66,190	$32,678	$137,326	$161,330

	Basic earnings (loss) per common share	$1.22	$(0.02)	$2.11	$1.91
	Integration/acquisition costs (1)	-	0.05	0.01	0.22
	Restructuring charges, net (2)	-	0.75	0.58	1.07
	Separation costs (3)	-	-	-	0.03
	Debt refinancing costs (4)	-	-	-	0.02
	Tax effect on the adjusted items (5)	-	(0.18)	(0.17)	(0.31)
	Adjusted basic earnings per share	$1.22	$0.60	$2.53	$2.94

	Diluted earnings (loss) per common share	$1.21	$(0.02)	$2.09	$1.90
	Integration/acquisition costs (1)	-	0.05	0.01	0.22
	Restructuring charges, net (2)	-	0.75	0.57	1.06
	Separation costs (3)	-	-	-	0.03
	Debt refinancing costs (4)	-	-	-	0.01
	Tax effect on the adjusted items (5)	-	(0.18)	(0.16)	(0.31)
	Adjusted diluted earnings per share	$1.21	$0.60	$2.51	$2.91

Explanation of Non-GAAP Adjustments
(1)	Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)

Restructuring charges we incurred to rationalize our cost structure by eliminating redundant positions because of COVID-19 and due to the acquisition of Miller Heiman Group, AchieveForum and Strategy Execution on November 1, 2019.

(3)	Costs associated with certain senior management separation charges.
(4)	Costs to write-off debt issuance costs and interest rate swap as a result of replacing our prior Credit Agreement with a new senior secured Credit Agreement.
(5)	Tax effect on integration/acquisition costs, restructuring charges, net, separation costs and write-offs of debt issuance costs.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) AND

OPERATING INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended April 30, 2021
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$153,573	$80,499	$130,790	$41,253	$23,604	$5,081	$200,728	$120,351	$-	$555,151
Total revenue	$153,812	$80,753	$131,314	$41,288	$23,623	$5,081	$201,306	$121,523	$-	$557,394

Net income attributable to Korn Ferry										$66,190
Net income attributable to noncontrolling interest										561
Other income, net										(10,820)
Interest expense, net										7,592
Income tax provision										22,729
Operating income										86,252
Depreciation and amortization										15,777
Other income, net										10,820
Adjusted EBITDA	$27,240	$27,934	$40,660	$3,297	$5,066	$809	$49,832	$29,958	$(22,115)	$112,849
Adjusted EBITDA margin	17.7%	34.7%	31.1%	8.0%	21.5%	15.9%	24.8%	24.9%		20.3%

	Three Months Ended April 30, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated
Fee revenue	$120,992	$69,269	$102,196	$39,662	$19,737	$6,260	$167,855	$82,353	$-	$440,469
Total revenue	$123,423	$69,890	$104,775	$40,148	$20,008	$6,282	$171,213	$84,450	$-	$448,976

Net loss attributable to Korn Ferry										$(802)
Net income attributable to noncontrolling interest										181
Other loss, net										10,893
Interest expense, net										6,998
Income tax provision										4,957
Operating income										22,227
Depreciation and amortization										14,956
Other loss, net										(10,893)
Integration/acquisition costs										2,833
Restructuring, charges, net										40,466
Adjusted EBITDA	$11,102	$16,989	$32,114	$9,342	$3,822	$2,216	$47,494	$12,712	$(18,708)	$69,589
Adjusted EBITDA margin	9.2%	24.5%	31.4%	23.6%	19.4%	35.4%	28.3%	15.4%		15.8%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED NET INCOME AND

OPERATING INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Year Ended April 30, 2021
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$515,844	$287,306	$397,275	$138,954	$83,306	$17,500	$637,035	$369,862	$-	$1,810,047
Total revenue	$517,046	$287,780	$399,104	$139,213	$83,463	$17,500	$639,280	$375,840	$-	$1,819,946

Net income attributable to Korn Ferry										$114,454
Net income attributable to noncontrolling interest										1,108
Other income, net										(37,194)
Interest expense, net										29,278
Income tax provision										48,138
Operating income										155,784
Depreciation and amortization										61,845
Other income, net										37,194
Integration/acquisition costs										737
Restructuring charges, net										30,732
Adjusted EBITDA	$81,522	$86,095	$98,099	$11,742	$16,676	$1,289	$127,806	$69,411	$(78,542)	$286,292
Adjusted EBITDA margin	15.8%	30.0%	24.7%	8.5%	20.0%	7.4%	20.1%	18.8%		15.8%

	Year Ended April 30, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$543,095	$292,366	$434,624	$170,314	$98,132	$29,400	$732,470	$364,801	$-	$1,932,732
Total revenue	$557,255	$294,261	$447,528	$172,978	$99,209	$29,493	$749,208	$376,606	$-	$1,977,330

Net income attributable to Korn Ferry										$104,946
Net income attributable to noncontrolling interest										2,071
Other loss, net										2,879
Interest expense, net										22,184
Income tax provision										43,945
Operating income										176,025
Depreciation and amortization										55,311
Other loss, net										(2,879)
Integration/acquisition costs										12,152
Restructuring charges, net										58,559
Separation costs										1,783
Adjusted EBITDA	$61,092	$83,073	$120,725	$31,067	$22,885	$6,402	$181,079	$60,168	$(84,461)	$300,951
Adjusted EBITDA margin	11.2%	28.4%	27.8%	18.2%	23.3%	21.8%	24.7%	16.5%		15.6%